UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 19, 2008, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended March 31, 2008.   A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

99.1   Earnings Release of Provident Financial Holdings, Inc. dated May 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT FINANCIAL HOLDINGS, INC.

Date: May 19, 2008	/s/ Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 99.1

3756 Central Avenue	Contacts:
Riverside, CA 92506	Craig G. Blunden, CEO
(951) 686 – 6060	Donavon P. Ternes, COO, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS THIRD QUARTER EARNINGS

Net Interest Margin Expands by 20 Basis Points

Operating Expenses Decline by 17%

Deposits Increase to $1.03 Billion

Riverside, Calif. – May 19, 2008 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced third quarter earnings for the fiscal year ending June 30, 2008.
            For the quarter ended March 31, 2008, the Company reported net income of $957,000, or $0.15 per diluted share (on 6.20 million weighted-average shares outstanding), compared to net income of $2.36 million, or $0.36 per diluted share (on 6.62 million weighted-average shares outstanding), in the comparable period a year ago.  The decline in net income in the quarter ended March 31, 2008 was primarily attributable to an increase in the provision for loan losses, a decrease in gain on sale of loans and a net loss on the sale of real estate owned properties, partly offset by a decrease in compensation expense.  The decrease in weighted-average shares outstanding primarily reflects repurchases of common stock through the Company’s stock repurchase programs.
“The deterioration in credit quality and difficult mortgage banking environment remain the principal reasons that earnings have come under pressure,” said Craig G.

Blunden, Chairman, President and Chief Executive Officer of the Company.  “Improving fundamentals such as an expanding net interest margin, lower operating expenses, higher deposit account fees and a growing retail deposit franchise has not, to date, been enough to overcome the current operating environment.”
Return on average assets for the third quarter of fiscal 2008 was 0.23 percent, compared to 0.54 percent for the same period of fiscal 2007.  Return on average stockholders’ equity for the third quarter of fiscal 2008 was 2.99 percent, compared to 7.07 percent for the comparable period of fiscal 2007.
On a sequential quarter basis, net income for the third quarter of fiscal 2008 decreased by $87,000, or eight percent, to $957,000 from $1.04 million in the second quarter of fiscal 2008; and diluted earnings per share decreased $0.02, or 12 percent, to $0.15 from $0.17 in the second quarter of fiscal 2008.  Return on average assets decreased three basis points to 0.23 percent for the third quarter of fiscal 2008 from 0.26 percent in the second quarter of fiscal 2008 and return on average equity for the third quarter of fiscal 2008 was 2.99 percent, compared to 3.30 percent for the second quarter of fiscal 2008.
For the nine months ended March 31, 2008, net income was $2.61 million, a decrease of 70 percent from net income of $8.62 million for the comparable period ended March 31, 2007; and diluted earnings per share for the nine months ended March 31, 2008 decreased $0.86, or 67 percent, to $0.42 from $1.28 for the comparable period last year.  Return on average assets for the nine months ended March 31, 2008 decreased 45 basis points to 0.22 percent from 0.67 percent for the nine-month period a year earlier.

Return on average stockholders’ equity for the nine months ended March 31, 2008 was 2.73 percent, compared to 8.47 percent for the nine-month period a year earlier.
Net interest income before provision for loan losses increased by $62,000, or one percent, to $10.72 million in the third quarter of fiscal 2008 from $10.66 million for the same period in fiscal 2007.  Non-interest income decreased $2.08 million, or 57 percent, to $1.60 million in the third quarter of fiscal 2008 from $3.68 million in the comparable period of fiscal 2007.  Non-interest expense decreased $1.46 million, or 17 percent, to $7.30 million in the third quarter of fiscal 2008 from $8.76 million in the comparable period in fiscal 2007.
The average balance of loans outstanding decreased by $90.0 million to $1.40 billion in the third quarter of fiscal 2008 from $1.49 billion in the same quarter of fiscal 2007, and the average yield decreased by 18 basis points to 6.17 percent in the third quarter of fiscal 2008 from an average yield of 6.35 percent in the same quarter of fiscal 2007.  The decrease in the average loan yield was primarily attributable to accrued interest reversals on non-accrual loans and loan payoffs which had a higher average yield than the average yield of loans held for investment, partly offset by higher interest rates on newly originated loans and the upwardly repricing adjustable rate loans in the loans held for investment portfolio.  Total loans originated for investment in the third quarter of fiscal 2008 were $67.5 million (including $28.3 million of loans purchased for investment), which consisted primarily of multi-family and single-family loans.  This compares to total loans originated for investment of $79.8 million (including $29.3 million of loans purchased for investment) in the third quarter of fiscal 2007.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $48.7 million, or nine percent, to $593.2 million at March 31, 2008 from $544.5 million at March 31, 2007.  The ratio of preferred loans to total loans held for investment increased to 42 percent at March 31, 2008 compared to 39 percent at March 31, 2007.  Loan payments in the third quarter of fiscal 2008 were $51.9 million, compared to $97.3 million in the same quarter of fiscal 2007.
Average deposits increased by $53.8 million to $1.01 billion and the average cost of deposits decreased by five basis points to 3.36 percent in the third quarter of fiscal 2008, compared to an average balance of $958.5 million and an average cost of 3.41 percent in the same quarter last year.  Transaction account balances (core deposits) decreased by $18.5 million, or five percent, to $348.1 million at March 31, 2008 from $366.6 million at March 31, 2007.  The decrease is primarily attributable to a $13.4 million, or eight percent, decline in savings account balances.  Time deposits increased by $66.4 million, or 11 percent, to $684.1 million at March 31, 2008 compared to $617.7 million at March 31, 2007.  The increase in time deposits is primarily attributable to the Company’s time deposit marketing campaigns and depositors switching from savings deposits to time deposits.
The average balance of borrowings, which primarily consists of Federal Home Loan Bank (“FHLB”) of San Francisco advances, decreased $162.8 million to $473.3 million and the average cost of advances decreased 63 basis points to 4.11 percent in the third quarter of fiscal 2008, compared to an average balance of $636.1 million and an average cost of 4.74 percent in the same quarter of fiscal 2007.  The decrease in the average cost of borrowings was primarily the result of maturing long-term advances which had a higher average cost and lower short-term advance interest rates, which are responding to recent Federal Open Market Committee actions.
The net interest margin during the third quarter of fiscal 2008 increased 20 basis points to 2.69 percent from 2.49 percent during the same quarter last year.  On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2008 increased 27 basis points from 2.42 percent in the second quarter of fiscal 2008.
During the third quarter of fiscal 2008, the Company recorded a loan loss provision of $3.15 million, compared to a loan loss provision of $1.19 million during the same period of fiscal 2007.  The loan loss provision in the third quarter of fiscal 2008 was primarily attributable to loan classification downgrades and deterioration in real estate collateral values ($2.94 million) and an increase in loans held for investment ($207,000).
Non-performing assets increased to $27.3 million, or 1.63 percent of total assets, at March 31, 2008, compared to $14.7 million, or 0.83 percent of total assets at March 31, 2007 and $19.7 million, or 1.20 percent of total assets, at June 30, 2007.  The non-performing assets at March 31, 2008 were primarily comprised of 43 single-family loans originated for investment ($13.4 million), one multi-family loan originated for investment ($554,000), one commercial real estate loan originated for investment ($835,000), 16 construction loans originated for investment ($2.0 million), eight single-family loans repurchased from, or unable to sell to, investors ($2.8 million) and real estate owned comprised of 20 single-family properties and 11 lots acquired in the settlement of loans ($7.7 million).  Net charge-offs for the quarter ended March 31, 2008 were $3.58 million or 1.02 percent of average loans receivable, compared to $3,000 or zero percent of average loans receivable in the comparable quarter last year.

Classified loans at March 31, 2008 were $39.8 million, comprised of $13.7 million in the special mention category, $25.8 million in the substandard category and $276,000 in the doubtful category.  Classified loans at June 30, 2007 were $32.3 million, consisting of $13.3 million in the special mention category and $19.0 million in the substandard category.
For the quarter ended March 31, 2008, 19 loans for $6.6 million were modified from their original terms, were re-underwritten at current market interest rates and were identified in our asset quality reports as Restructured Loans.  As of March 31, 2008, a total of $9.3 million of loans have been modified, 25 classified as special mention which remain on accrual status ($8.9 million) and one classified as substandard on non-accrual status ($445,000).
The allowance for loan losses was $16.7 million at March 31, 2008, or 1.18 percent of gross loans held for investment, compared to $14.8 million, or 1.09 percent of gross loans held for investment at June 30, 2007.  The allowance for loan losses at March 31, 2008 includes $4.3 million of specific loan loss reserves, compared to $3.3 million of specific loan loss reserves at June 30, 2007.  Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.
The decrease in non-interest income in the third quarter of fiscal 2008 compared to the same period of fiscal 2007 was primarily the result of a decrease in the gain on sale of loans and net losses on the sale of real estate owned properties, partly offset by an increase in deposit account fees.  In March 2008, the Company recognized $91,000 of income resulting from the VISA mandatory share redemption and the reversal of the VISA litigation liabilities.

The gain on sale of loans declined by $2.00 million, or 87 percent, to $306,000 for the quarter ended March 31, 2008 from $2.31 million in the comparable quarter last year.  The decline in the gain on sale of loans was attributable to a lower volume of loans sold and a lower average loan sale margin.  Total loans sold for the quarter ended March 31, 2008 were $70.0 million, down 74 percent from $273.8 million for the same quarter last year.  The average loan sale margin for mortgage banking was 41 basis points for the quarter ended March 31, 2008, down 30 basis points from 71 basis points in the comparable quarter last year.  The mortgage banking environment remains highly competitive and volatile as a result of the well-publicized deterioration of the single-family real estate market.
The volume of loans originated for sale decreased $219.3 million, or 72 percent, to $86.9 million in the third quarter of fiscal 2008 from $306.2 million during the same period last year.  Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $154.4 million in the third quarter of fiscal 2008, a decrease of $231.6 million, or 60 percent, from $386.0 million in the same quarter of fiscal 2007.  The decrease in loan originations was primarily attributable to the lack of liquidity in the secondary mortgage markets particularly for non-conforming mortgage loans.
Twelve real estate owned properties were sold for a net loss of $302,000 in the quarter ended March 31, 2008 as compared to two real estate owned properties sold for a net gain of $18,000 in the same quarter last year.  As of March 31, 2008, the real estate owned balance was $7.7 million (31 properties), compared to $3.8 million (10 properties) at June 30, 2007.

The decrease in non-interest expense was primarily the result of decreases in compensation, premises and occupancy, equipment, marketing and other operating expenses, partly offset by an increase in professional expenses. The decrease in compensation expense was the result of the fewer number of mortgage banking personnel in the third quarter of fiscal 2008 compared to the same quarter of fiscal 2007, lower incentive compensation expenses given the decline in loan origination volume and lower ESOP expenses compared to the same quarter of fiscal 2007.  Total ESOP expenses in the third quarter of fiscal 2008 decreased $331,000, or 54%, to $278,000 from $609,000 in the same period of fiscal 2007.  The decrease in premises and occupancy expense was primarily related to the closures of six Provident Bank Mortgage loan production offices during the first half of fiscal 2008, while the increase in professional expenses was primarily related to higher legal expenses corresponding to the increase in delinquent loans.
The Company’s efficiency ratio improved slightly to 59 percent in the third quarter of fiscal 2008 from 61 percent in the third quarter of fiscal 2007.  The slight improvement was the net result of an increase in net interest income, a decrease in non-interest income and a decrease non-interest expense.
The effective income tax rate for the third quarter of fiscal 2008 was 48.9 percent, up from 46.3 percent in the same quarter last year.  The increase was primarily the result of a higher percentage of permanent tax differences relative to income before taxes.  The Company believes that the effective income tax rate applied in the third quarter of fiscal 2008 reflects its current income tax obligations.

    The Company did not repurchase any of its common stock during the quarter ended March 31, 2008.  To date, the Company has repurchased 59 percent of the shares authorized by the June 2007 Stock Repurchase Program with 131,766 shares available for future purchase.
    The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates wholesale loan production offices in Pleasanton and Rancho Cucamonga, California and retail loan production offices in Glendora and Riverside, California.
    The Company will host a conference call for institutional investors and bank analysts on Monday, May 19, 2008 at 1:30 p.m. (Pacific Time) to discuss its financial results.  The conference call can be accessed by dialing (800) 762-6568 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Tuesday, May 27, 2008 by dialing (800) 475-6701 and referencing access code number 923607.
    For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, fraud, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited – Dollars In Thousands)
	March 31, 2008	June 30, 2007

Assets
Cash and due from banks	$12,807	$11,024
Federal funds sold	4,625	1,800
Cash and cash equivalents	17,432	12,824

Investment securities – held to maturity
(fair value $ - and $18,837, respectively)	-	19,001
Investment securities – available for sale at fair value	168,588	131,842
Loans held for investment, net of allowance for loan losses of
$16,742 and $14,845, respectively	1,406,785	1,350,696
Loans held for sale, at lower of cost or market	18,841	1,337
Receivable from sale of loans	-	60,513
Accrued interest receivable	7,336	7,235
Real estate owned, net	7,717	3,804
FHLB – San Francisco stock	31,680	43,832
Premises and equipment, net	6,585	7,123
Prepaid expenses and other assets	9,335	10,716

Total assets	$1,674,299	$1,648,923

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$46,884	$45,112
Interest-bearing deposits	985,283	956,285
Total deposits	1,032,167	1,001,397

Borrowings	499,744	502,774
Accounts payable, accrued interest and other liabilities	15,215	15,955
Total liabilities	1,547,126	1,520,126

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,428,365 shares issued, respectively; 6,207,719 and 6,376,945 shares outstanding, respectively)

	124	124
Additional paid-in capital	74,763	72,935
Retained earnings	145,427	146,194
Treasury stock at cost (6,228,146 and 6,051,420 shares, respectively)
	(94,798)	(90,694)
Unearned stock compensation	(181)	(455)
Accumulated other comprehensive income, net of tax	1,838	693

Total stockholders’ equity	127,173	128,797

Total liabilities and stockholders’ equity	$1,674,299	$1,648,923

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine Months Ended March 31,

	2008	2007 (As Restated)	2008	2007 (As Restated)
Interest income:
Loans receivable, net	$21,645	$23,725	$64,859	$68,684
Investment securities	1,959	1,828	5,605	5,381
FHLB – San Francisco stock	419	597	1,320	1,704
Interest-earning deposits	4	14	18	51
Total interest income	24,027	26,164	71,802	75,820

Interest expense:
Checking and money market deposits	351	379	1,275	1,111
Savings deposits	725	724	2,316	2,039
Time deposits	7,393	6,963	23,339	19,227
Borrowings	4,839	7,441	15,212	21,562
Total interest expense	13,308	15,507	42,142	43,939

Net interest income, before provision for loan losses	10,719	10,657	29,660	31,881
Provision for loan losses	3,150	1,185	6,809	5,568
Net interest income, after provision for loan losses	7,569	9,472	22,851	26,313

Non-interest income:
Loan servicing and other fees	350	462	1,354	1,426
Gain on sale of loans, net	306	2,306	1,362	8,717
Deposit account fees	768	525	2,211	1,557
Net (loss) gain on sale of real estate	(302)	18	(470)	2,358
Other	482	368	469	1,289
Total non-interest income	1,604	3,679	4,926	15,347

Non-interest expense:
Salaries and employee benefits	4,816	5,820	14,462	17,087
Premises and occupancy	645	801	2,183	2,330
Equipment	379	444	1,170	1,221
Professional expenses	323	305	1,116	847
Sales and marketing expenses	112	247	415	724
Other	1,024	1,144	3,041	3,484
Total non-interest expense	7,299	8,761	22,387	25,693

Income before taxes	1,874	4,390	5,390	15,967
Provision for income taxes	917	2,031	2,777	7,347
Net income	$957	$2,359	$2,613	$8,620

Basic earnings per share	$0.16	$0.36	$0.42	$1.30
Diluted earnings per share	$0.15	$0.36	$0.42	$1.28
Cash dividends per share	$0.18	$0.18	$0.54	$0.51

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition – Sequential Quarter (Unaudited – Dollars In Thousands)
	March 31, 2008	December 31, 2007

Assets
Cash and due from banks	$12,807	$12,511
Federal funds sold	4,625	-
Cash and cash equivalents	17,432	12,511

Investment securities – held to maturity
(fair value $ - and $4,969, respectively)	-	5,000
Investment securities – available for sale at fair value	168,588	148,542
Loans held for investment, net of allowance for loan losses of
$16,742 and $17,171, respectively	1,406,785	1,395,404
Loans held for sale, at lower of cost or market	18,841	-
Receivable from sale of loans	-	19,148
Accrued interest receivable	7,336	7,507
Real estate owned, net	7,717	6,749
FHLB – San Francisco stock	31,680	31,256
Premises and equipment, net	6,585	6,748
Prepaid expenses and other assets	9,335	7,626

Total assets	$1,674,299	$1,640,491

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$46,884	$42,582
Interest-bearing deposits	985,283	963,102
Total deposits	1,032,167	1,005,684

Borrowings	499,744	494,384
Accounts payable, accrued interest and other liabilities	15,215	14,300
Total liabilities	1,547,126	1,514,368

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,435,865 shares issued, respectively; 6,207,719 and 6,196,434 shares outstanding, respectively)

	124	124
Additional paid-in capital	74,763	74,180
Retained earnings	145,427	145,587
Treasury stock at cost (6,228,146 and 6,239,431 shares, respectively)
	(94,798)	(94,797)
Unearned stock compensation	(181)	(261)
Accumulated other comprehensive income, net of tax	1,838	1,290

Total stockholders’ equity	127,173	126,123

Total liabilities and stockholders’ equity	$1,674,299	$1,640,491

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Earnings Per Share)
	Quarter Ended
	March 31,	December 31,
	2008	2007
Interest income:
Loans receivable, net	$21,645	$21,700
Investment securities	1,959	1,902
FHLB – San Francisco stock	419	432
Interest-earning deposits	4	5
Total interest income	24,027	24,039

Interest expense:
Checking and money market deposits	351	499
Savings deposits	725	804
Time deposits	7,393	7,888
Borrowings	4,839	5,280
Total interest expense	13,308	14,471

Net interest income, before provision for loan losses	10,719	9,568
Provision for loan losses	3,150	2,140
Net interest income, after provision for loan losses	7,569	7,428

Non-interest income:
Loan servicing and other fees	350	513
Gain on sale of loans, net	306	934
Deposit account fees	768	785
Net loss on sale of real estate	(302)	(229)
Other	482	(56)
Total non-interest income	1,604	1,947

Non-interest expense:
Salaries and employee benefits	4,816	4,522
Premises and occupancy	645	831
Equipment	379	391
Professional expenses	323	474
Sales and marketing expenses	112	130
Other	1,024	972
Total non-interest expense	7,299	7,320

Income before taxes	1,874	2,055
Provision for income taxes	917	1,011
Net income	$957	$1,044

Basic earnings per share	$0.16	$0.17
Diluted earnings per share	$0.15	$0.17
Cash dividends per share	$0.18	$0.18

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
	Quarter Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
SELECTED FINANCIAL RATIOS:
Return on average assets	0.23%	0.54%	0.22%	0.67%
Return on average stockholders’ equity	2.99%	7.07%	2.73%	8.47%
Stockholders’ equity to total assets	7.60%	7.43%	7.60%	7.43%
Net interest spread	2.43%	2.18%	2.24%	2.28%
Net interest margin	2.69%	2.49%	2.50%	2.55%
Efficiency ratio	59.23%	61.11%	64.73%	54.40%
Average interest earning assets to average
interest-bearing liabilities	107.28%	107.26%	107.42%	107.82%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.16	$0.36	$0.42	$1.30
Diluted earnings per share	$0.15	$0.36	$0.42	$1.28
Book value per share	$20.49	$20.09	$20.49	$20.09
Shares used for basic EPS computation	6,144,743	6,505,347	6,172,921	6,629,362
Shares used for diluted EPS computation	6,199,695	6,621,875	6,230,182	6,755,088
Total shares issued and outstanding	6,207,719	6,543,993	6,207,719	6,543,993

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	1.39%	0.99%
Non-performing assets to total assets	1.63%	0.83%
Allowance for loan losses to non-performing loans	85.53%	114.47%
Allowance for loan losses to gross loans held for
investment	1.18%	1.12%
Net charge-offs to average loans receivable	1.02%	-

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.09%	7.15%
Tier 1 (core) capital ratio	7.09%	7.15%
Total risk-based capital ratio	11.98%	11.64%
Tier 1 risk-based capital ratio	10.80%	10.54%

LOANS ORIGINATED FOR SALE:
Retail originations	$30,691	$77,669	$95,325	$237,102
Wholesale originations	56,169	228,523	189,447	701,021
Total loans originated for sale	$86,860	$306,192	$284,772	$938,123

LOANS SOLD:
Servicing released	$67,986	$273,382	$264,634	$899,253
Servicing retained	2,000	446	4,534	2,629
Total loans sold	$69,986	$273,828	$269,168	$901,882

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of March 31,
	2008		2007
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ -	-%	$ 28,029	3.05%
U.S. government agency mortgage-backed securities (“MBS”)	-	-	2	8.97
Total investment securities held to maturity	-	-	28,031	3.05

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	9,296	3.42	14,650	3.08
U.S. government agency MBS	94,634	5.14	50,144	4.68
U.S. government sponsored enterprise MBS	60,973	5.44	66,465	5.01
Private issue collateralized mortgage obligations	3,047	4.47	4,882	4.28
Freddie Mac common stock	152		357
Fannie Mae common stock	10		21
Other common stock	476		490
Total investment securities available for sale	168,588	5.12	137,009	4.63
Total investment securities	$ 168,588	5.12%	$ 165,040	4.36%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 820,586	5.97%	$ 846,503	5.86%
Multi-family (5 or more units)	408,613	6.54	337,430	6.69
Commercial real estate	148,153	7.02	151,531	7.17
Construction	43,814	8.65	80,350	9.35
Commercial business	9,154	6.95	11,742	8.52
Consumer	544	10.98	472	12.49
Other	3,708	8.69	9,663	9.96
Total loans held for investment	1,434,572	6.34%	1,437,691	6.44%

Undisbursed loan funds	(16,566)		(36,573)
Deferred loan costs	5,521		5,447
Allowance for loan losses	(16,742)		(15,737)
Total loans held for investment, net	$1,406,785		$1,390,828

Purchased loans serviced by others included above	$ 155,390	6.70%	$ 170,223	6.92%

DEPOSITS:
Checking accounts – non interest-bearing	$ 46,884	-%	$ 48,383	-%
Checking accounts – interest-bearing	123,405	0.62	129,531	0.76
Savings accounts	146,793	1.61	160,239	1.91
Money market accounts	31,018	1.87	28,464	1.98
Time deposits	684,067	4.21	617,703	4.81
Total deposits	$1,032,167	3.15%	$ 984,320	3.49%

Note:  The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited – Dollars in Thousands)
	As of March 31,
	2008		2007
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 15,000	2.13%	$ 31,000	5.48%
Six months or less	153,000	2.64	257,150	4.99
Over six to twelve months	25,000	3.42	52,000	4.27
Over one to two years	82,000	3.88	70,000	3.94
Over two to three years	123,000	4.46	52,000	3.98
Over three to four years	60,000	4.75	93,000	4.88
Over four to five years	40,000	3.96	60,000	4.75
Over five years	1,744	6.37	21,783	4.68
Total borrowings	$ 499,744	3.69%	$ 636,933	4.71%

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,403,695	$ 1,493,713	$ 1,392,243	$ 1,443,535
Investment securities	158,187	172,503	153,808	180,112
FHLB – San Francisco stock	31,274	43,004	32,392	40,889
Interest-earning deposits	562	1,099	613	1,306
Total interest-earning assets	$1,593,718	$1,710,319	$1,579,056	$1,665,842

Deposits	$1,012,283	$ 958,454	$1,008,849	$ 932,119
Borrowings	473,334	636,073	461,161	612,833
Total interest-bearing liabilities	$1,485,617	$1,594,527	$1,470,010	$1,544,952

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.17%	6.35%	6.21%	6.34%
Investment securities	4.95%	4.24%	4.86%	3.98%
FHLB – San Francisco stock	5.36%	5.55%	5.43%	5.56%
Interest-earning deposits	2.85%	5.10%	3.92%	5.21%
Total interest-earning assets	6.03%	6.12%	6.06%	6.07%

Deposits	3.36%	3.41%	3.55%	3.20%
Borrowings	4.11%	4.74%	4.39%	4.69%
Total interest-bearing liabilities	3.60%	3.94%	3.82%	3.79%

(1)	Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.